Exhibit 99.1

NEWS RELEASE

Lancer Reports Notice of SEC Formal Order

SAN ANTONIO, TEXAS, January 14, 2004— Lancer Corporation (Amex: LAN) announced that the Securities and Exchange Commission has issued a formal order of investigation that appears to concern matters which are the subject of the previously disclosed investigation by the audit committee and which were previously under informal inquiry by the SEC. The audit committee investigation commenced after Lancer’s senior management advised them of allegations against Lancer contained in a lawsuit filed by Matthew Whitley against The Coca-Cola Company and was later expanded to include allegations raised in certain press articles. Lancer had advised the SEC of the audit committee investigation and the SEC staff began an informal inquiry into the matters. Lancer intends to continue to cooperate fully with the SEC in its investigation.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.